Exhibit 10.4

ABOVE SPACE TO BE USED FOR RECORDING PURPOSES

THIS MORTGAGE CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS AND ALSO CONSTITUTES A FINANCING STATEMENT UNDER THE UNIFORM COMMERCIAL CODE.

Note to Recorder: This Mortgage is providing additional security for a debt amount upon which tax has previously been paid. This Mortgage encumbers Minnesota real property as security for a Loan Agreement in the aggregate principal amount of $345,000,000.00 executed and delivered by the Mortgagor and Green Plains Processing LLC to the Mortgagee outside of the State of Minnesota, which indebtedness is also secured by other mortgaged property located within and outside of the State of Minnesota. All such property, together with the respective market values therefor, is described in Exhibit B hereto. For Minnesota Mortgage Registration Tax purposes, the value of the mortgaged property in the State of Minnesota is $188,000,000 and the value of the mortgaged property located in Nebraska, Iowa, Michigan, Tennessee and Indiana, and more specifically described in Exhibit B, is $1,080,600,000. The value of all mortgaged property, wherever located, is $1,268,600,000. The percentage that the value of the Minnesota mortgaged property bears to the value of the total mortgaged property for Mortgage Registration Tax purposes is 14.82%. Minnesota Mortgage Registry Tax in the amount of $56,355.75 was paid on the original tax base of $24,502,500 pursuant to Minn. Stat. § 287.05 Subd. 1(b) in Otter Tail County, document number 1144608, recorded June 11, 2014. Additional Minnesota Mortgage Registry Tax in the amount of $61,236.87 was paid on the new tax base of $51,127,227 pursuant to Minn. Stat. § 287.05 Subd. 2(a) in Otter Tail County. Multiple mortgages are being recorded concurrently and recording information is unavailable at this time.

This document was prepared by

and after recording should be

returned to:

Jack Edelbrock

Mayer Brown LLP

71 South Wacker Drive

Chicago, Illinois 60606-4637

THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING STATEMENT (this “Mortgage”) is made as of June     , 2015, by and among GREEN PLAINS FAIRMONT LLC, a Delaware limited liability company (together with its successors and permitted assigns, “Mortgagor”) having an address of 450 Regency Parkway, Suite 400, Omaha, NE 68114, in favor of BNP PARIBAS (“BNPP”), as Agent (as hereinafter defined), having an address of 787 Seventh Avenue, New York, NY 10019.

RECITALS

A. BNPP, as administrative agent and as collateral agent for the Lenders (defined below) hereinafter identified and defined (BNPP in such capacity as agent for the Lenders, and its successors and assigns in such capacity, being hereinafter referred to as the “Agent”), has entered into a Term Loan Agreement dated as of June 10, 2014 (such Term Loan Agreement, as amended contemporaneously herewith and as the same may be amended or modified from time to time as permitted thereunder, including amendments and restatements thereof in its entirety as permitted thereunder, being hereinafter referred to as the “Loan Agreement”), pursuant to which certain lenders from time to time party to the Loan Agreement (such lenders being hereinafter referred to collectively as the “Lenders” and individually as a “Lender”) have agreed, subject to certain terms and conditions, to extend credit and make certain other financial accommodations available to GREEN PLAINS PROCESSING LLC (the “Borrower”). Any capitalized term used in this Mortgage that is not otherwise defined herein, either directly or by reference to another document, shall have the meaning for purposes of this Mortgage as it is given in the Loan Agreement.

B. Mortgagor is a Subsidiary of the Borrower and as such will receive substantial direct and indirect benefit from the extension of credit and other financial accommodations made to the Borrower and the Subsidiaries.

C. The Mortgagor, has executed and delivered to the Agent a Joinder Agreement of even date herewith (as it may from time to time be amended, restated or otherwise modified, the “Guaranty”) pursuant to which the Mortgagor has guarantied the obligations of the Borrower with respect to the loans made under the Loan Agreement (the “Loans”) and the other extensions of credit and financial accommodations made under each of the other Loan Documents, (together with the Loans, collectively, the “Guarantied Obligations”).

D. It is a condition to the obligation of the Lenders to make the Loans that the Mortgagor execute and deliver this Mortgage to secure the Guarantied Obligations and all direct obligations of the Mortgagor with respect to the Loans (collectively, the “Obligations Secured”).

GRANT:

NOW, THEREFORE, (A) in consideration of Ten Dollars ($10.00) in hand paid, the receipt and sufficiency of which are hereby acknowledged and (B) in consideration of the foregoing Recitals, for the purpose of securing the complete and timely performance and payment of all present and future indebtedness, liabilities and obligations which the Mortgagor has from time to time incurred or may incur or be liable to the Lenders and the Agent (each, a “Secured Party”, collectively, the “Secured Parties”) under or in connection with the Obligations

Secured, the Mortgagor hereby GRANTS, BARGAINS, SELLS, ASSIGNS, REMISES, RELEASES, ALIENS, CONVEYS, MORTGAGES AND WARRANTS and grants a security interest in and pledges to Agent (for the benefit of the Secured Parties), and their successors and assigns, FOREVER, WITH POWER OF SALE the real estate legally described in Exhibit A hereto (the “Land”) in Martin County (the “County”), Minnesota (the “State”); together (i) with all right, title and interest, if any, that the Mortgagor may now have or hereafter acquire in and to all improvements, buildings and structures of every nature whatsoever now or hereafter located on the Land; and (ii) all air rights, water rights and powers, development rights or credits, zoning rights or other similar rights or interests that benefit or are appurtenant to the Land (all of the foregoing, including the Land, the “Premises”).

TOGETHER WITH all right, title and interest, if any, including any after-acquired right, title and interest, and including any right of use or occupancy, that the Mortgagor may now have or hereafter acquire in and to any of the following related to the Land: (a) all easements, rights of way or gores of land or any lands occupied by streets, ways, alleys, passages, sewer rights, water courses and public places, and any other interests in property constituting appurtenances to the Premises, or that hereafter shall in any way belong, relate or be appurtenant thereto, (b) all licenses, authorizations, certificates, variances, consents, approvals and other permits now or hereafter relating to the Real Property (as defined below), excluding any of the foregoing items that cannot be transferred or encumbered by the Mortgagor without causing a default thereunder or a termination thereof, (c) all hereditaments, gas, oil and minerals (with the right to extract, sever and remove such gas, oil and minerals) located in, on or under the Premises, (d) all split or division rights with respect to the Land and easements of every nature whatsoever and (e) all other rights and privileges thereunto belonging or appertaining and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the rights and interests described in clauses (a), (b), (c) and (d) above (all of the foregoing, the “Property Rights”).

TOGETHER WITH all right, title and interest, if any, including any after-acquired right, title and interest, and including any right of use or occupancy, that the Mortgagor may now possess or hereafter acquire in and to all fixtures and appurtenances of every nature whatsoever now or hereafter located in or on, or attached to, or used or intended to be used in connection with (or with the operation of), the Premises, including (a) all apparatus, machinery and equipment of the Mortgagor (to the extent that any of the foregoing constitute “fixtures” under applicable law); and (b) all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the foregoing (all items listed in the foregoing clauses (a) and (b), the “Fixtures”). Mortgagor and Agent agree that the Premises and all of the Property Rights and Fixtures owned by the Mortgagor (collectively the “Real Property”) shall, so far as permitted by law, be deemed to form a part and parcel of the Land and for the purpose of this Mortgage to be real estate and covered by this Mortgage.

TOGETHER WITH all the estate, right, title and interest, if any, of the Mortgagor in and to (i) all judgments, insurance proceeds, awards of damages and settlements resulting from condemnation proceedings or the taking of the Real Property, or any part thereof, under the power of eminent domain or for any damage (whether caused by such taking or otherwise) to the Real Property, or any part thereof, or to any rights appurtenant thereto, and all proceeds of any sale or other disposition of the Real Property or any part thereof (it being understood that, except as otherwise provided herein or in the Loan Agreement, the Mortgagor is hereby authorized to collect and receive such awards and proceeds and to give proper receipts and acquittance therefor, and to apply the same as provided herein); (ii) all contract rights, general intangibles, actions and rights in action relating to the Real Property, including all rights to insurance proceeds and unearned premiums arising from or relating to damage to the Real Property; (iii) all plans and specifications, designs, drawings and other information, materials and matters heretofore or hereafter prepared relating to the Real Property; and (iv) all proceeds, products, replacements, additions, substitutions, renewals and accessions of and to the Real Property (the rights and interests described in this paragraph, the “Intangibles”).

The Mortgagor (i) pledges and assigns to the Agent from and after the date of the effectiveness hereof (including any period of redemption), primarily and on a parity with the Real Property, and not secondarily, all rents, issues and profits of the Real Property and all rents, issues, profits, revenues, royalties, bonuses, rights and benefits due, payable or accruing (including all deposits of money as advance rent, for security, as earnest money or as down payment for the purchase of all or any part of the Real Property) under any and all present and future leases, contracts or other agreements relative to the ownership or occupancy of all or any portion of the Real Property (all of the foregoing, the “Rents”), and (ii) except to the extent such a transfer or assignment is not permitted by the terms thereof, transfers and assigns to Agent all such leases, contracts and agreements (including all the Mortgagor’s rights under any contract for the sale of any portion of the Mortgaged Property and all revenues and royalties under any oil, gas and mineral lease relating to the Real Property) (collectively the “Leases”); provided however, that subject to the terms of the Loan Agreement, so long as no Event of Default has occurred and is continuing, a license is hereby given to Mortgagor to collect and use such Rents.

All of the property described above, including the Land, the Premises, the Property Rights, the Fixtures, the Real Property, the Intangibles, the Rents and the Leases, is called the “Mortgaged Property.”

Nothing herein contained shall be construed as constituting the Agent a mortgagee-in-possession in the absence of the taking of title and/or possession of the Mortgaged Property by the Agent. Nothing contained in this Mortgage shall be construed as imposing on the Agent any obligation of any lessor under any Lease of the Mortgaged Property in the absence of an explicit assumption thereof by the Agent. In the exercise of the powers herein granted the Agent, prior to Agent taking title to or possession of the Mortgaged Property, no liability shall be asserted or enforced against the Agent, all such liability being expressly waived and released by the Mortgagor, except for any such liability arising on account of the Agent’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable order.

TO HAVE AND TO HOLD the Mortgaged Property, and all other properties, rights and privileges hereby conveyed or assigned, or intended so to be, unto the Agent, its beneficiaries, successors and assigns, forever for the uses and purposes herein set forth. Except to the extent such a release or waiver is not permitted by applicable law, the Mortgagor hereby releases and waives all rights of redemption or reinstatement, if any, under and by virtue of any of the laws of the State, and the Mortgagor hereby covenants, represents and warrants that, at the time of the execution and delivery of this Mortgage, (a) the Mortgagor has good and marketable fee simple title to the Mortgaged Property, with lawful authority to grant, remise, release, alien, convey, mortgage and warrant the Mortgaged Property, (b) the title to the Mortgaged Property is free and clear of all encumbrances, except the Permitted Liens (as defined in the Loan Agreement) and (c) except for the Permitted Liens, the Mortgagor will forever defend the Mortgaged Property against all claims in derogation of the foregoing.

SECURITY AGREEMENT AND FINANCING STATEMENT

The Agent and the Mortgagor further agree that if any of the property herein mortgaged is of a nature so that a security interest therein can be created and perfected under the Uniform Commercial Code in effect in the State (the “Code”), this Mortgage shall constitute a security agreement, fixture filing and financing statement, and for that purpose, the following information is set forth:

(a) In addition to the foregoing grant of mortgage, the Mortgagor hereby grants a continuing security interest to the Agent for the benefit of the Secured Parties in that portion of the Mortgaged Property in which the creation and/or perfection of a security interest is governed by the Code.

(b) The “Debtor” is the Mortgagor and the “Secured Party” is the Agent for the benefit of itself and the other Secured Parties.

(c) The name and address of the Debtor are as set forth in the Preamble to this document.

(d) The name and address of the Secured Party are as set forth in the Preamble to this document.

(e) The description of the types or items of property covered by this financing statement is: All of the Mortgaged Property in which a security interest may be perfected pursuant to the Code. This document covers goods which are to become fixtures.

(f) The description of the real estate to which collateral is attached or upon which collateral is located is set forth on Exhibit A. The record owner of the Land is the Mortgagor.

(g) The Agent may file this Mortgage, or a reproduction hereof, in the real estate records or other appropriate index, as a financing statement for any of the items specified herein as part of the Mortgaged Property. Any reproduction of this Mortgage or of any other security agreement or financing statement is sufficient as a financing statement.

The Mortgagor authorizes the Agent to file any financing statement, continuation statement or other instrument that the Agent or the Required Lenders (as defined in the Loan Agreement) may reasonably deem necessary or appropriate from time to time to perfect or continue the security interest granted above under the Code.

FIXTURE FILING

To the extent permitted by law, (i) all of the Fixtures are or are to become fixtures on the Land and (ii) this instrument, upon recording or registration in the real estate records of the proper office, shall constitute a “fixture-filing” within the meaning of Sections 9-604 and 9-502 of the Code as in effect on the date hereof. Subject to the terms and conditions of the Loan Agreement, the remedies for any violation of the covenants, terms and conditions of the agreements herein contained shall be as prescribed herein, in any other Loan Document, or by general law, or, as to that part of the security in which a security interest may be perfected under the Code, by the specific statutory consequences now or hereafter enacted and specified in the Code, all at the election of the Required Lenders (as defined in the Loan Agreement).

THE FOLLOWING PROVISIONS SHALL ALSO CONSTITUTE AN INTEGRAL PART OF THIS MORTGAGE:

1. Payment of Taxes on this Mortgage. Without limiting any provision of the Loan Agreement, the Mortgagor agrees that, if the government of the United States or any department, agency or bureau thereof or if the State or any of its subdivisions having jurisdiction shall at any time require documentary stamps to be affixed to this Mortgage or shall levy, assess or charge any tax, assessment or imposition upon this Mortgage or the credit or indebtedness secured hereby or the interest of any Secured Party in the Premises or upon any Secured Party by reason of or as holder of any of the foregoing then, the Mortgagor shall pay for such documentary stamps in the required amount and deliver them to the Agent or pay (or reimburse the Agent for) such taxes, assessments or impositions. The Mortgagor agrees to provide to the Agent, at any time upon request, official receipts showing payment of all taxes, assessments and charges that the Mortgagor is required or elects to pay under this Section. The Mortgagor agrees to indemnify each Secured Party against liability on account of such documentary stamps, taxes, assessments or impositions, whether such liability arises before or after payment of the Obligations Secured and regardless of whether this Mortgage shall have been released.

2. Leases Affecting the Real Property. All future lessees under any Lease made after the date of recording of this Mortgage shall, at the direction of the Required Lenders (as defined in the Loan Agreement) or at the Agent’s option and without any further documentation, attorn to the Agent as lessor if for any reason the Agent becomes lessor thereunder, and, upon demand after an Event of Default has occurred and is continuing, pay rent to the Agent, and the Agent shall not be responsible under such Lease for matters arising prior to the Agent becoming lessor thereunder; provided that the Agent shall not become lessor or obligated as lessor under any such Leases unless and until it shall have been directed by the Required Lenders (as defined in the Loan Agreement) to do so, or it shall elect in writing to do so.

3. Use of the Real Property. The Mortgagor agrees that it shall not (a) permit the public to use any portion of the Real Property in any manner that could reasonably be expected to impair the Mortgagor’s title to such property, or to make possible any claim of easement by prescription or of implied dedication to public use, provided Mortgagor has actual knowledge of such use; (b) institute or acquiesce in any proceeding to change the zoning classification of the Real Property, nor shall the Mortgagor change the use of the Mortgaged Property in any material way, without the consent of the Required Lenders (as defined in the Loan Agreement), which consent shall not be unreasonably withheld; and (c) permit any material legal or economic waste to occur with respect to the Mortgaged Property.

4. Insurance. Subject to Section 10.1 of the Loan Agreement, the Mortgagor shall, at its sole expense, obtain for, deliver to, assign to and maintain for the benefit of the Agent, until the Obligations Secured are paid in full, insurance policies relating to the Mortgaged Property as specified in the Loan Agreement. Prior to an Event of Default, use of insurance proceeds shall be governed by Sections 10.1 and 6.2.3 of the Loan Agreement. Each such policy shall name the Agent as additional insured or loss payee, as applicable, under a standard mortgage endorsement. If an Event of Default exists and is continuing, and the Agent has given notice to the Mortgagor that the Agent intends to exercise its rights under this Section 4, then the Agent shall be entitled to (a) adjust any casualty loss and (b) apply the proceeds thereof as provided in Section 8 of this Mortgage.

5. Real Property Taxes. The Mortgagor covenants and agrees to pay before delinquent all real property taxes, assessments, ground rent, if any, water and sewer rents, fees and charges, levies, permit, inspection and license fees and other dues, charges or impositions, including all charges and license fees for the use of vaults, chutes and similar areas adjoining the Land, maintenance and similar charges and charges for utility services, in each instance whether now or in the future, directly or indirectly, levied, assessed or imposed on the Premises or the Mortgagor and whether levied, assessed or imposed as excise, privilege or property taxes; provided that the foregoing shall not require the Mortgagor to pay any of the foregoing so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP.

6. Condemnation Awards. Subject to the terms of the Loan Agreement, the Mortgagor assigns to the Agent, as additional security, all awards of damage resulting from condemnation proceedings or the taking of or injury to the Real Property for public use (“Eminent Domain Proceedings”). If an Event of Default exists and is continuing and the Agent has given notice to the Mortgagor that the Agent intends to exercise its rights under this Section 6, then the Agent shall be entitled to (a) participate in and/or direct (at the sole discretion of the Required Lenders (as defined in the Loan Agreement)) any Eminent Domain Proceedings and (b) apply the proceeds thereof as provided in Section 8 of this Mortgage.

7. Remedies. Subject to the provisions of the Loan Agreement, upon the occurrence and during the continuance of an Event of Default, including a failure to perform or observe any of the covenants set forth in this Mortgage that is not cured within any applicable cure period, in addition to any rights and remedies provided for in the Loan Agreement or other Loan Document, if and to the extent permitted by applicable law, the following provisions shall apply:

(a) Agent’s Power of Enforcement. The Agent may immediately foreclose this Mortgage by judicial action or advertisement and thereafter sell, all or any portion of the Mortgaged Property. Mortgagor acknowledges that the power of sale granted in this Mortgage may be exercised by Agent without prior judicial hearing. The court in which any proceeding is pending for the purpose of foreclosure of this Mortgage may, at once or at any time thereafter, either before or after sale, without notice and without requiring bond, and without regard to the solvency or insolvency of any person liable for payment of the Obligations Secured, and without regard to the then value of the Mortgaged Property or the occupancy thereof as a homestead, apply for the appointment of a receiver in accordance with Minn. Stat. Sec. 559.17 and Sec. 576.25 (the provisions for the appointment of a receiver and assignment of rents being an express condition upon which the loans and other financial accommodations hereby secured are made) for the benefit of the Secured Parties, with, to the extent permitted under Minn. Stat. Sec. 576.25, subd. 5, power to collect the Rents, due and to become due, during such foreclosure suit and the full statutory period of redemption notwithstanding any redemption. The receiver, out of the Rents when collected, after applying the Rents in the order set forth in Minn. Stat. Sec. 576.25 subd. 5 may pay any part of the Obligations Secured or any deficiency decree entered in such foreclosure proceeding. Upon or at any time after the filing of a suit to foreclose this Mortgage, the court in which such suit is filed shall have full power to enter an order placing the mortgagee-in-possession or its designee of the Real Property with the same power granted to a receiver pursuant to this clause (a) and with all other rights and privileges of a mortgagee-in-possession under applicable law.

(b) Agent’s Right to Enter and Take Possession, Operate and Apply Income. The Agent shall, at the direction of Required Lenders (as defined in the Loan Agreement) or at its option, have the right, acting through its agents or attorneys or a receiver, with process of law, to enter upon and take possession of the Real Property, to expel and remove any persons, goods or chattels occupying or upon the same, to collect or receive all the Rents, to manage and control the Real Property, to lease the Real Property or any part thereof, from time to time, and, after deducting all reasonable attorneys’ fees and expenses of outside counsel, and all reasonable expenses incurred in the protection, care, maintenance, management and operation of the Real Property, to distribute and apply the remaining net income in such order and to such of the Obligations Secured in accordance with the Loan Agreement or any deficiency decree entered in any foreclosure proceeding.

(c) Foreclosure by Power of Sale. Agent may foreclose this Mortgage by action or advertisement, and Mortgagor hereby authorizes Agent to do so, power being herein expressly granted to sell the Mortgaged Property at public auction without any prior hearing or notice thereof and to convey the same to the purchaser, in fee simple, pursuant to the statutes of Minnesota in such case made and provided, and out of the proceeds arising from such sale, to pay all indebtedness secured hereby with interest, and all legal costs and charges of such foreclosure and attorneys’ fees permitted by law, which costs, charges and fees Mortgagor agrees to pay. In the event of a sale under this Mortgage, whether by virtue of judicial proceedings or advertisement or otherwise, the Mortgaged Property may, at the option of Agent, be sold as an entirety or in such other manner and order as Agent in its sole discretion may elect. Mortgagor acknowledges that the power of sale granted in this Mortgage may be exercised by Agent without prior judicial hearing.

(d) Exercise of Rights Under the Code. The Agent shall, at its option exercise all of the rights and remedies of a secured party provided by the Code including the right to proceed, in whatever order it chooses, against any items of Fixtures and personal property included in the Mortgaged Property or the proceeds thereof under the Minnesota Uniform

Commercial Code provisions governing default as to any such property which may be included in the Mortgaged Property separately from the Land and improvements included therein, or to proceed as to all of the Mortgaged Property in accordance with its rights and remedies with respect to said Land and improvements. If Agent should elect to proceed separately as to such Fixtures and personal property, the Mortgagor agrees to make such Fixtures and personal property available to Agent at a place or places acceptable to Agent, and if any notification of intended disposition of any of such Fixtures and personal property is required by law, such notification shall be deemed reasonably and properly given if mailed at least ten (10) days before such disposition in the manner below provided.

8. Application of the Rents or Proceeds from Foreclosure or Sale. All proceeds of any foreclosure of this Mortgage by judicial action or, to the extent permitted by applicable law, any sale of the Mortgaged Property by advertisement shall (and any decree for sale in the event of a foreclosure by judicial action shall provide that such proceeds shall) be applied as follows:

(i) to the payment of all reasonable fees of any receiver approved by court;

(ii) to the payment of all tenant security deposits then owing to any tenant under any Lease pursuant to the provisions of Minn. Stat. Sec. 504B.178;

(iii) to the payment of all prior real estate taxes and special assessments with respect to the Mortgaged Property, or if this Mortgage requires periodic escrow payments for such taxes and assessments, to the escrow payments then due;

(iv) to the payment of all premiums then due for the insurance required by the provisions of this Mortgage, or if this Mortgage requires periodic escrow payments for such premiums, to the escrow payments then due;

(v) to the payment of costs incurred in normal maintenance and operation of the Mortgaged Property;

(vi) if received prior to any foreclosure sale of the Mortgaged Property, to Collateral Control Agent for the payment of the secured obligations secured by this Mortgage, but no such payment made after the acceleration of all or any of the secured obligations secured by this Mortgage shall affect such acceleration; and

(vii) if received during or with respect to the period of redemption after a foreclosure sale of the Mortgaged Property:

(A) if the purchaser at the foreclosure sale is not Agent, first to Agent to the extent of any deficiency of the sale proceeds to repay the secured obligations secured by this Mortgage, second to the purchaser as a credit to the redemption price, but if the Mortgaged Property is not redeemed, then to the purchaser of the Mortgaged Property; and

(B) if the purchaser at the foreclosure sale is Agent, to Agent to the extent of any deficiency of the sale proceeds to repay the secured obligations secured by this

Mortgage and the balance to be retained by Collateral Control Agent as a credit to the redemption price, but if the Mortgaged Property is not redeemed, then to Collateral Control Agent, whether or not such deficiency exists.

The rights and powers of Agent under this Mortgage and the application of rents and revenues shall continue until the expiration of the redemption period from any foreclosure sale, whether or not any deficiency remains after a foreclosure. The Mortgagor shall remain liable for any deficiency to the extent provided in the documents that create the Obligations Secured.

9. Cumulative Remedies; Delay or Omission Not a Waiver. No remedy or right of the Agent shall be exclusive of, but shall be in addition to, every other remedy or right now or hereafter existing at law or in equity. No delay in the exercise or omission to exercise any remedy or right available during the existence of any Event of Default shall impair any such remedy or right or be construed to be a waiver of such Event of Default or acquiescence therein, nor shall it affect any subsequent Event of Default of the same or different nature. To the extent permitted by applicable law, every such remedy or right may be exercised concurrently or independently and when and as often as may be deemed expedient by the Agent.

10. Agent’s Remedies against Multiple Parcels. If more than one property, lot or parcel is covered by this Mortgage, and this Mortgage is foreclosed upon or judgment is entered upon any Obligations Secured, execution may be made upon any one or more of the properties, lots or parcels and not upon the others, or upon all of such properties or parcels, either together or separately, and at different times or at the same time, and execution sales or sales by advertisement may likewise be conducted separately or concurrently, in each case at the election of the Required Lenders (as defined in the Loan Agreement).

11. No Merger. In the event of a foreclosure of this Mortgage or any other mortgage or trust deed securing the Obligations Secured, the Obligations Secured then due shall, at the option of the Required Lenders (as defined in the Loan Agreement), not be merged into any decree of foreclosure entered by the court, and the Agent may concurrently or subsequently seek to foreclose one or more mortgages or deeds of trust that also secure the Obligations Secured.

12. Notices. All notices and other communications hereunder shall be in writing and shall be given in the manner, within the time periods and to the applicable address identified in the Loan Agreement.

13. Governing Law. This Mortgage shall be construed, governed and enforced in accordance with the laws of the State. Wherever possible, each provision of this Mortgage shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Mortgage shall be prohibited by or invalid under applicable law, such provision shall be effective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Mortgage.

14. Satisfaction of Mortgage. Upon full payment and performance of all the Obligations Secured, or upon satisfaction of the conditions set forth in the Loan Agreement for release of the Mortgaged Property from this Mortgage, then the Agent shall, promptly upon request of the Mortgagor, execute and deliver to the Mortgagor a satisfaction of mortgage or reconveyance of the Mortgaged Property reasonably acceptable to the Mortgagor.

15. Successors and Assigns Included in Parties; Third Party Beneficiaries. This Mortgage shall be binding upon the parties hereto and upon the successors, assigns and vendees of the Mortgagor and shall inure to the benefit of the parties hereto and their respective successors and assigns; all references herein to the Mortgagor and to the Agent shall be deemed to include their respective successors and assigns. The Mortgagor’s successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for the Mortgagor. Wherever used herein, the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall be applicable to all genders. The Secured Parties shall be third party beneficiaries of the Mortgagor’s representations, warranties, covenants and agreements hereunder.

16. WAIVER OF APPRAISEMENT, VALUATION, STAY, EXTENSION AND REDEMPTION LAWS. The Mortgagor agrees, to the full extent permitted by law, that neither the Mortgagor nor anyone claiming through or under it shall set up, claim or seek to take advantage of any appraisement, valuation, stay, homestead or extension law, whether now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Mortgage or the absolute sale of the Mortgaged Property or the final and absolute putting into possession thereof, immediately after such sale, of the purchaser thereof; and the Mortgagor, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may lawfully so do, the benefit of all such laws and any right to have the assets comprising the Mortgaged Property marshaled upon any foreclosure of the lien hereof and agrees that the Agent or any court having jurisdiction to foreclose such lien may sell the Mortgaged Property in part or as an entirety. To the full extent permitted by law, the Mortgagor irrevocably waives all statutory or other rights of redemption from sale under any order or decree of foreclosure of this Mortgage, on its own behalf and on behalf of each and every person acquiring any interest in or title to the Mortgaged Property subsequent to the date hereof. The Mortgagor further waives, to the full extent it may lawfully do so, all statutory and other rights in its favor, limiting concurrent actions to foreclose this Mortgage and the exercise of other rights with respect to the Obligations Secured, including any right vested in the Mortgagor or any affiliate to limit the right of the Agent to pursue or commence concurrent actions against the Mortgagor or any such affiliate or any property owned by any one or more of them.

17. Interpretation with Other Documents. Notwithstanding anything in this Mortgage to the contrary, in the event of a conflict or inconsistency between this Mortgage and the Loan Agreement, the provisions of the Loan Agreement will govern.

18. Future Advances. This Mortgage is given for the purpose of securing loan advances and other financial accommodations that any Secured Party may make to or for the benefit of the Mortgagor pursuant and subject to the terms and provisions of the Loan Agreement or any other document evidencing or relating to any Obligations Secured. The parties hereto intend that, in addition to any other debt or obligation secured hereby, this Mortgage shall secure unpaid balances of loan advances and other financial accommodations made after this Mortgage is delivered to the office in which mortgages are recorded in the County, whether made pursuant to an obligation of a Secured Party or otherwise, and in such event, such advances shall be secured to the same extent as if such future advances were made on the date hereof, although there may be no advance made at the time of execution hereof, although there may be no indebtedness outstanding at the time any advance is made and although such advances may from time to time be repaid to a zero balance and thereafter readvanced.

19. Changes. Neither this Mortgage nor any term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. To the extent permitted by law, any agreement hereafter made by the Mortgagor and the Agent relating to this Mortgage shall be superior to the rights of the holder of any intervening lien or encumbrance.

20. CONSENT TO JURISDICTION; WAIVER OF IMMUNITIES.

(a) The Mortgagor irrevocably (i) submits to the jurisdiction of any state or federal court sitting in the State, or in such other location as may be specified in the Loan Agreement, in any action or proceeding arising out of or relating to this Mortgage, and the Mortgagor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any state or federal court sitting in the State or in such other location as may be specified in the Loan Agreement.

(b) The provisions of the Loan Agreement contained in Sections 14.14 and 14.15 thereof are hereby incorporated by reference as if set out in their entirety in this Mortgage.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE ENFORCEMENT OF OR REALIZATION UPON THE LIEN OF THIS MORTGAGE MAY BE BROUGHT IN THE COURTS OF THE STATE OR OF THE COURTS OF THE UNITED STATES HAVING IN REM JURISDICTION OVER THE MORTGAGED PROPERTY, AND BY EXECUTION AND DELIVERY OF THIS MORTGAGE, MORTGAGOR CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE MORTGAGOR IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS MORTGAGE OR ANY DOCUMENT RELATED HERETO. THE MORTGAGOR WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF THE STATE.

(c) THE MORTGAGOR WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS MORTGAGE, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE AGENT OR ANY SECURED PARTY AGAINST ANY OTHER PARTY, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE MORTGAGOR AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT

TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE MORTGAGOR FURTHER AGREES THAT ITS RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS MORTGAGE OR ANY OTHER RELEVANT DOCUMENT OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS INSTRUMENT AND THE OTHER RELEVANT DOCUMENTS.

(e) To the extent that the Mortgagor has or hereafter may acquire any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Mortgagor hereby irrevocably waives such immunity in respect of its obligations under this Mortgage.

21. Time of Essence. Time is of the essence with respect to the provisions of this Mortgage.

22. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Mortgage. In the event an ambiguity or question of intent or interpretation arises, this Mortgage shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Mortgage.

23. Agent’s Right to Appear. After the occurrence of an Event of Default, or in any situation where the Agent or the Required Lenders reasonably determine that the Mortgagor’s action is not protective of the interest of the Agent in the Mortgaged Property, Agent shall have the right to appear in and defend any legal proceeding brought regarding the Mortgaged Property and to bring any legal proceeding, in the name and on behalf of the Mortgagor or in the Agent’s name, that the Required Lenders (as defined in the Loan Agreement), in their sole discretion, determine is necessary to be brought to protect the Secured Parties’ interest in the Mortgaged Property, as long as Agent provided Mortgagor fifteen (15) days prior written notice of its intent to bring such proceeding, except in the event of an emergency, in which case no prior notice shall be required (but Agent shall promptly thereafter notify Mortgagor of the bringing of such proceeding). Nothing herein is intended to prohibit Mortgagor from bringing or defending any suit relating to the Mortgaged Property.

24. No Liability of Secured Parties. Notwithstanding anything to the contrary contained in this Mortgage, this Mortgage is only intended as security for the Obligations Secured and the Secured Parties shall not be obligated to perform or discharge, and do not hereby undertake to perform or discharge, any obligation, duty or liability of the Mortgagor with respect to any of the Mortgaged Property. Unless and until a Secured Party takes title or possession of the Mortgaged Property, either through foreclosure, the taking of a deed in lieu thereof or otherwise, no Secured Party shall be responsible or liable for the control, care, management or repair of the Mortgaged Property or for any negligence in the management, operation, upkeep, repair or control of the Mortgaged Property resulting in loss or injury or death to any licensee, employee, tenant or stranger or other person. The Mortgagor agrees to indemnify and hold harmless the Secured Parties from and against all loss, cost and liability incurred by the Mortgagor in connection with any of the foregoing that are not the responsibility of the Secured Parties in accordance with this Section; provided that the Mortgagor shall not be liable for such indemnification to any Secured Party to the extent that resulting from such Secured Party’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable order.

25. Indemnity. Mortgagor unconditionally agrees to forever indemnify, defend and hold harmless, and covenants not to sue for any claim for contribution against, each Secured Party and their respective directors, officers, employees, trustees, agents, financial advisors, consultants, affiliates and controlling persons (each such person, an “Indemnitee”) for any damages, costs, loss or expense, including response, remedial or removal costs and all fees and disbursements of counsel for any such Indemnitee, arising out of any of the following: (i) any presence, release, threatened release or disposal of any Hazardous Material by Mortgagor or any subsidiary of Mortgagor or otherwise occurring on or with respect to the Mortgaged Property, (ii) the operation or violation of any Environmental Law by Mortgagor or any subsidiary of Mortgagor or otherwise occurring on or with respect to the Mortgaged Property, (iii) any claim for personal injury, property damage related to Mortgagor or any subsidiary of Mortgagor or otherwise occurring on or with respect to the Mortgaged Property, (iv) any claim for actual or threatened injury to, destruction of or loss of natural resources in connection with Mortgagor or any subsidiary of Mortgagor or otherwise occurring on or with respect to the Mortgaged Property and (v) the inaccuracy or breach of any environmental representation, warranty or covenant by Mortgagor made herein or in any other Loan Document (as defined in the Loan Agreement) evidencing or securing any obligation under the Loan Documents or setting forth terms and conditions applicable thereto or otherwise relating thereto. The foregoing indemnity shall survive the termination of this Mortgage and shall remain in force beyond the expiration of any applicable statute of limitations and payment or satisfaction in full of any single claim thereunder.

26. Variable Interest Rate. The Obligations Secured include obligations that bear interest at rates that vary from time to time, as provided in the Loan Agreement and the other documents relating to the Obligations Secured.

27. Regarding the Loan.

(a) The Obligations Secured constitute a business loan under the laws of the State and include obligations that bear interest at rates that vary from time to time, as provided in the Loan Agreement and the other Loan Documents.

(b) To the extent that this Mortgage secures future advances, the amount of such advances is not currently known. The acceptance of this Mortgage by Agent confirms that Agent is aware of the provisions of Minnesota Statutes §287.05, subd. 5, and intends to comply with the requirements contained therein.

28. Non-Agricultural Use. Mortgagor represents and warrants that as of the date of this Mortgage the Mortgaged Property is not in agricultural use as defined in Minnesota Statutes § 40A.02, Subd. 3, and is not used for agricultural purposes.

29. Interest Upon Redemption. In the event the Mortgaged Property is redeemed in accordance with applicable law, Agent shall be entitled to collect from the redeeming party, at the time of redemption, interest during the redemption period at the maximum amount and rate permitted by Minnesota law, together with all other amounts permitted to be collected under applicable law.

30. Definition Of Indebtedness. Except for principal of, and interest on, the Obligations Secured, the term “Obligations Secured”, as defined above does not include any amount which is not exempt from the mortgage registry tax pursuant to Minnesota Statutes § 287.05, Subd. 4, or otherwise, and does not include accrued interest which, in accordance with the instruments evidencing the Obligations Secured, is added to and becomes a part of the unpaid principal balance.

IN WITNESS WHEREOF, this instrument is executed as of the day and year first above written by the individual identified below on behalf of the Mortgagor (and said individual hereby represents that s/he possesses full power and authority to execute and deliver this instrument).

THE MORTGAGOR HEREBY DECLARES AND ACKNOWLEDGES THAT THE MORTGAGOR HAS RECEIVED, WITHOUT CHARGE, A TRUE COPY OF THIS MORTGAGE.

GREEN PLAINS FAIRMONT LLC, a Delaware limited liability company

By:	/s/ Michelle Mapes
Name:	Michelle Mapes
Title:	EVP-General Counsel & Corporate Secretary

STATE OF	)
	)	SS.
COUNTY OF	)

On this 10th day of June, 2015 before me appeared Michelle Mapes ,to me personally known, who, being by me duly sworn, did say that s/he is the EVP-General Counsel & Corporate Secretary of GREEN PLAINS FAIRMONT LLC, a Delaware limited liability company, and that the foregoing instrument was signed on behalf of such company, pursuant to due authority, properly exercised, and s/he acknowledged such instrument to be the free act and deed of such company.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

/s/ Angela Y. Madathil
Notary Public

My term expires:	1/5/2016